Exhibit 10.7

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE COMPANY UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

CONVERTIBLE PROMISSORY NOTE

July 30, 2022	Principal Amount: $437,500
Purchase Price: $350,000

FOR VALUE RECEIVED, ELEPHANT OIL CORP., a corporation incorporated under the laws of the State of Nevada (the “Company”), hereby promises to pay to the order of John Bolitho (the “Holder”), the principal amount of Four Hundred Thirty Seven Thousand Five Hundred and zero/100 United States Dollars ($437,500), on the maturity date (the “Maturity Date”), which shall be the earlier of (i) October 29, 2022 and (ii) the date of the initial public offering of the Company’s common stock, par value $0.0001 per share (“Common Stock”). This Convertible Promissory Note (as may be amended or supplemented from time to time, this “Note”) shall bear no interest except following an Event of Default as provided herein.

The Purchase Price of this Note shall be equal to Three Hundred Fifty Thousand and zero/100 United States Dollars ($350,000). The Company shall pay to the Holder a twenty percent (20%) original issue discount in the amount of Eighty Seven Thousand Five zero/100 United States Dollars ($87,500) (the “OID”). The OID has been added to the principal amount of this Note and as such the aggregate principal amount of this Note is Four Hundred Thirty Seven Thousand Five Hundred and zero/100 United States Dollars ($437,500).

1. Payments of Principal and Interest.

(a) Payment of Principal. The principal amount of this Note shall be paid to the Holder on the Maturity Date.

(b) Payment of Interest. The unpaid principal balance of this Note shall bear no interest except pursuant to Section 1(c). Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Any accrued but unpaid interest shall, at the option of the Holder, be included, from time to time, in the Conversion Amount (as defined herein).

(c) Payment of Default Interest. Following an Event of Default this Note shall bear interest at 20% per annum (the “Default Rate”) until the Event of Default is cured, if capable of being cured. Any accrued but unpaid default interest (the “Default Interest”) shall, at the option of the Holder, be included, from time to time, in the Conversion Amount.

(d) General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(e) Optional Prepayment. At any time, upon five Business Days’ notice to the Holder, the Company may pre-pay this Note in advance of the Maturity Date by paying 120% of the amounts owing hereunder.

2. Conversion of Note. Upon the Maturity Date, this Note shall be convertible into Common Stock, at the option of the Holder, in accordance with the terms and conditions set forth in this Paragraph 2.

(a) Voluntary Conversion. The Holder shall have the right from time to time, beginning on the Maturity Date, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date hereof, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder (up to a maximum of 9.99%) upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”); provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided however, that the Company shall have the right to pay any or all interest in cash plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

(b) Calculation of Conversion Price. Subject to the adjustments described herein, the conversion price (the “Conversion Price”) shall equal 70% (representing a discount rate of 30%) of the price of the Common Stock in the initial public offering of the Common Stock (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). If the shares of the Company’s Common Stock have not been delivered within three (3) business days to the Company, the Notice of Conversion may be rescinded. At any time after the Maturity Date, if in the case that the Company’s Common Stock is not deliverable by DWAC (including if the Company’s transfer agent has a policy prohibiting or limiting delivery of shares of the Company’s Common Stock specified in a Notice of Conversion), an additional 10% discount will apply for all future conversions under all Notes. If in the case that the Company’s Common Stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount shall apply for all future conversions under all Notes while the “chill” is in effect. If in the case of both of the above, an additional cumulative 25% discount shall apply. Additionally, if the Company ceases to be a reporting company pursuant to the 1934 Act or if the Note cannot be converted into free trading shares after one hundred eighty-one (181) days from the Issuance Date, an additional 15% discount will be attributed to the Conversion Price.

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1) Holder’s Delivery Requirements. To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Company and (B) upon receipt by the Holder of the Common Stock, surrender the original Note to a nationally recognized overnight courier for delivery to the Company.

(2) Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. Within five (5) Business Days after the date of the Conversion Confirmation, provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Company shall cause the transfer agent to electronically transmit the applicable Common Stock which the Holder shall be entitled by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Holder of such delivery. In the event that the Company’s transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, the Company shall issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled. If less than the full principal and accrued but unpaid interest amount of this Note is submitted for conversion, then the Company shall within three (3) Business Days after receipt of the Note, at its own expense, issue and deliver to the Holder a new Note for the outstanding principal and interest amount not so converted; provided that such new Note shall be substantially in the same form as this Note.

(3) Record Holder. The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(d) Adjustments to Conversion Price. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

3. Grant of Security. The Company hereby grants a security interest, as that term is defined in the Uniform Commercial Code of Nevada (the “UCC”), in the Collateral (as such term is hereinafter defined), as security for the payment and performance of all the obligations of the Company under and in connection with this Note now or hereafter existing whether for principal, interest, fees, expenses or otherwise (all such obligations of the Company are hereinafter collectively referred to as the “Secured Obligations”). The Company, as security for the Secured Obligations, hereby assigns, pledges, transfers and sets over unto the Holder and its successors and assigns, and hereby grants to the Holder a continuing security interest in, all of the Company’s right, title and interest in and to all of the Company’s now existing or hereafter acquired tangible and intangible properties, including, without limitation, a lien on all present and future assets of the Company and its subsidiaries (collectively hereinafter referred to as the “Collateral”).

This Note shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Company, its successors and permitted assigns, and (iii) inure to the benefit of the Holder and its respective successors, transferees and assigns.

This Note secures the payment and performance of all of the Secured Obligations and by its execution hereof, the Company authorizes the Holder to file any and all documents necessary or advisable to properly perfect a security interest in the Collateral, including, but not limited to, the filing of such UCC-1 Financing Statements with the Secretaries of State in any and all jurisdictions deemed advisable by Holder. Upon the payment in full of the Secured Obligations to the satisfaction of the Holder in its sole discretion, the security interest granted hereby shall terminate, all rights in and to the Collateral shall revert to the Company and the Holder shall duly file, at the expense of the Company, such UCC-3 Amendments necessary to terminate the Holder’s security interest.

4. Defaults and Remedies.

(a) Events of Default. An “Event of Default” means: (i) a default for five (5) days in payment of principal or interest on this Note; (ii) failure by the Company to comply with any material provision of this Note or the Common Stock Purchase Warrant being issued to the Holder in connection herewith, including, without limitation, failure to complete the initial public offering in the United States of American of the Company’s common stock on or prior to October 29, 2022; (iii) the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined herein): (A) commence a voluntary case; (B) consent to the entry of an order for relief against it in an involuntary case; (C) consent to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property; (D) make a general assignment for the benefit of its creditors; or (E) admit in writing that it is generally unable to pay its debts as the same become due; or (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) days. “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Remedies. If an Event of Default occurs and is continuing, (i) the OID on the Note shall increase to thirty percent (30%), resulting in an aggregate OID of One Hundred and Fifty Thousand and zero/100 United States Dollars ($150,000), which, when added to the principal amount of this Note, shall result in the aggregate principal amount of this Note being Five Hundred Thousand and zero/100 United Sates Dollars ($500,000) and (ii) the Holder of this Note may declare all of this Note, including any interest and other amounts due that have not or will not be converted under Section 2 hereof, to be due and payable immediately. The security interest created by this Note shall be enforceable if an Event of Default shall have occurred and be continuing and the Holder shall have, among other things, the following rights:

a.	subject to the limitations of Section 9-610 and 9-615 of the UCC (if applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Holder may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Holder, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Company to be reasonable) addressed to the Company at its last address on file with the Holder, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Company). If any of the Collateral or any rights or interests therein are to be disposed of at a public sale, the Holder may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Collateral or any rights or interests therein shall be disposed of at a private sale, the Holder shall be relieved from all liability or claim for inadequacy of price. At any such public sale the Holder may purchase the whole or any part of the Collateral or any rights or interests therein so sold. Each purchaser, including the Holder should it acquire the Collateral, at any public or private sale shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Company which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Collateral or rights or interests so sold may be retained by the Holder until the selling price thereof shall be paid by the purchaser, but the Holder shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral or rights or interests therein so sold. In case of any such failure, such Collateral or rights or interests therein may again be sold or not less than 10 days’ written notice as aforesaid;

b.	in addition to the rights and remedies granted to it in this Note and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, the Holder shall have rights and remedies of a secured party under the UCC; and

c.	all cash proceeds received by the Holder in respect of any sale of, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Holder pursuant to this Note) in whole or in part by the Holder in accordance with the Note.

(b) Holder Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Holder as the Company’s attorney-in-fact, with full authority in the name, place and stead of the Company, from time to time in the Holder’s discretion upon the occurrence and during the continuance of an Event of Default to take any action and to execute any document which the Holder may deem necessary or advisable to accomplish the purposes of this Note.

(c) Non-Interference with Remedies; Specific Performance. The Company agrees that following the occurrence and during the continuance of an Event of Default it will not at any time pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Note, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Company waives the benefit of all such laws to the extent it lawfully may do so. The Company agrees that it will not interfere with any right, power or remedy of the Holder provided for in this Note now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers or remedies.

5. Voting Rights. The Holder shall have no voting rights, except as required by applicable law, including, but not limited to, the Nevada Revised Statutes, and as expressly provided in this Note.

6. Short Sales. Holder represents and agrees, as applicable, (i) Holder has not prior to the date hereof, entered into or effected any Short Sales and (ii) so long as the Note remains outstanding, Holder will not enter into or effect any Short Sales. The Company acknowledges and agrees that upon submission of conversion notice as set forth herein, Holder immediately owns the Common Stock described in the conversion notice and any sale of that Common Stock issuable under such conversion notice would not be considered Short Sales. For purposes herein, “Short Sales” shall mean entering into any short sale or other hedging transaction which establishes a net short position with respect to the Company.

7. Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

9. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

10. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Indemnity and Expenses. The Company agrees:

(a) To indemnify and hold harmless the Holder and each of its partners, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b) To pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Note.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity

13. Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

14. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

15. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16. Notice. Any notice, request or other communication to be given or made under this Note to the parties shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Note.

If to the Company:	Elephant Oil Corp.
Pennzoil Place
700 Milam, Suite 1300
Houston, TX 77002
Attention:
E-Mail:

If to the Holder:	John Bolitho
Summerhill, Smallyhythe Road, Tenterden, Kent TN30 7NB E-Mail: jgbolitho@jgbolitho.com

17. Piggy-Back Registration. The Company shall file a resale registration statement on Form S-1 within 180 days of the closing of the Company’s initial public offering to register all of the shares of Common Stock to the extent required to permit the disposition of the Shares so to be registered.

18. Warrant Issuance. In the event of a Conversion pursuant to Section 2 hereof, the Company shall issue to Holder a Warrant, in the form attached hereto as Exhibit B, for a number of Warrant Shares equivalent to the number of shares of Common Stock issued by the Company upon the conversion of the Note, if any.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the Issuance Date.

ELEPHANT OIL CORP.

By:	/s/ Matthew Lofgran
Name:	Matthew Lofgran
Title:	Chief Executive Officer

Date: July 30, 2022

Principal Amount: $437,500

[ signature page to Note ]

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Convertible Promissory Note (the “Note”) of Elephant Oil Corp., a corporation incorporated under the laws of the State of Nevada (the “Company”), into shares of common stock (the “Common Shares”), of the Company in accordance with the conditions of the Note, as of the date written below.  If the Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, specified under the Note.

Conversion calculations

Effective Date of Conversion:

Principal Amount and/or Interest to be Converted:

Number of Common Shares to be Issued:

[HOLDER]

By:
Name:
Title:

Address:

Exhibit B

[INSERT WARRANT]